UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2015

GREEN TECHNOLOGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11248	84-0938688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134
(Address of principal executive offices) (Zip Code)

(408) 432-7285
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2015 (“Closing Date”), Green Technology Solutions, Inc. (the “Company” or “GTSO”) signed an asset purchase agreement (the “Agreement”) to acquire an approximately 1,300 square foot Class 5 clean room (the “Clean Room”). The Company expects to install the Clean Room in Colorado where it will serve as a center for hygienic testing and quality control services to cannabis growers and retailer. GTSO will pay a total of $2,500,000 for the Clean Room. $250,000 will be paid in cash installments of (i) $25,000 on the Closing Date; (ii) $25,000 payable 10 days after the Closing Date; and (iii) four monthly installments of $50,000 beginning 30 days after the second payment. The remaining $2,250,000 will be payable in common stock of the Company. The Company will issue 3,000,000 shares of its common stock immediately in satisfaction of this requirement. These 3,000,000 shares will be registered for resale by the selling shareholder.

GTSO is required to prepare and file a registration statement with the Securities and Exchange Commission to register the shares underlying this agreement within 30 days after the Closing Date and to use its best efforts to cause that registration statement to be declared effective within 270 days.

Item 9.01 Financial Statements and Exhibits

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2015

Green Technology Solutions, Inc.

By:	/s/ Wallace Browne
Wallace Browne, CEO